UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. 1 )

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Fansport, Inc.
(Name of Registrant as Specified in Its Charter)

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FANSPORT, INC.

5020 Woodland Drive

Placerville, CA, 95667

telephone (530) 748-7112

Dear Shareholders:

We are writing to advise you that Fansport, Inc. intends to amend its Articles of Incorporation to effect a forward stock split of all of the outstanding shares of our common stock at a ratio of twenty for one ( 20 :1). This action was approved on January 14, 2013 by our Board of Directors. In addition, our sole officer and director who holds approximately 88% of our outstanding voting securities, which represents a majority of our issued and outstanding voting securities, approved this action on [ February 11, 2013 ] by written consent in lieu of a special meeting of shareholders in accordance with the relevant sections of the Florida Business Corporations Act.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying Information Statement is furnished only to inform our shareholders of the action described above before it takes place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.  This Information Statement is first mailed to you on or about [ February 12, 2013 ].

Please feel free to call us at (530) 748-7112 should you have any questions on the enclosed Information Statement.  We thank you for your continued interest in our company.

For the Board of Directors of
FANSPORT, INC.

By: /s/ Kristen Cleland
[ February 12, 2013 ]	Kristen Cleland, President

FANSPORT, INC.

5020 Woodland Drive

Placerville, CA, 95667

telephone (530) 748-7112

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT

OF MAJORITY SHAREHOLDER IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the shareholders of Fansport, Inc. in connection with the adoption of the Articles of Amendment to our Articles of Incorporation (the “Articles of Amendment”) by written consents of our Board of Directors and the holder of a majority of our issued and outstanding common stock in lieu of a special meeting.  On January 14, 2013 our Board of Directors approved the Articles of Amendment.  In addition, on [ February 11, 2013 ], our sole officer and director who owns approximately 88% of our outstanding voting stock has executed a written consent approving the Articles of Amendment.  A copy of the form of Articles of Amendment is attached as Appendix A to this Information Statement.

The elimination of the need for a meeting of shareholders to approve these actions is made possible by Section 607.0704 of the Florida Business Corporations Act which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.  In order to eliminate the costs involved in holding a special meeting, our Board of Directors determined to utilize the written consent of the holders of a majority in interest of our voting securities.

Pursuant to Section 607.0704 of the Florida Business Corporations Act, we are required to provide notice of the taking of the corporate action without a meeting of shareholders to all shareholders who did not consent in writing to such action.  This Information Statement serves as this notice.  This Information Statement is first being mailed on or about [ February 12, 2013 ] to our shareholders who did not consent to the Articles of Amendment, and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.  No dissenter’s rights are afforded to our shareholders under Florida law as a result of the adoption of the Articles of Amendment.

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

OUR PRINCIPAL SHAREHOLDERS

Our voting securities are comprised of our common stock. At January 31, 2013 , we had 10,200,000 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2013 by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	our named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of 5020 Woodland Drive, Placerville, CA, 95667.  The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date.  Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Kristen Cleland	9,000,000	88.2%
All officers and directors as a group (one person)	9,000,000	88.2%

THE AMENDMENT

The Forward Stock Split

When effective, the Articles of Amendment will amend our Articles of Incorporation to effect a forward stock split of all of the outstanding shares of our common stock at a ratio of twenty for one ( 20 :1).  Our common stock is currently quoted on the OTC Bulletin Board.  At the present time, there are approximately 1,200,000 shares our common stock which are freely tradable.  We believe that the low number of our shares which are freely tradable could be a disincentive for investors to acquire our common shares and could lead to volatility in the trading price of our common stock, assuming a market for our stock develops, of which there is no assurance.  We believe that the forward stock split, which will increase the number of our common shares that can trade in the over-the-counter market, could provide a greater incentive for investors to acquire our common shares.  However, there are no assurances that the forward stock split will have the desired effect.

The number of shares of our common stock owned by each holder on the record date for the forward stock split of [February 25, 2013] will be proportionally increased on the effective date based upon the 20 :1 ratio of the split and each share issued as a result of the forward stock split will be fully paid and non-assessable.  In addition, the number of shares of our common stock which will be issued and outstanding after the forward stock split will increase by twenty- fold. On the effective date, the forward stock split will also have the following effects:

•	No scrip or fractional shares will be issued as a result of the forward stock split and any fractional shares which may be issuable will be rounded up to the nearest whole share,
•	The per share loss and net book value of our common stock will be decreased because there will be a greater number of shares of our common stock outstanding;
•	The par value of the common stock will remain $0.0001 per share; and

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•

The stated capital on our balance sheet attributable to the common stock will be increased twenty- fold, and the additional paid-in capital account will be debited with the amount by which the stated capital is increased. These accounting entries will have no impact on total shareholders’ equity.  All share and per share information will be retroactively adjusted following the effective date of the forward stock split to reflect the forward stock split for all periods presented in future filings.

Our common stock is quoted on the OTC Bulletin Board currently under the symbol FSPT.  Immediately following the effective date of the forward stock split the market price of our common stock as quoted on the OTC Bulletin Board will decrease twenty- fold, and thereafter the quoted price will be subject to ordinary market conditions.

The forward stock split will have no effect on the number of our either our authorized common stock or authorized preferred shares.

Certain Federal income tax consequences

The forward stock split should not result in any recognition of gain or loss.  The holding period of the additional shares of our common stock to be issued as a result of the forward stock split (the “New Shares”) will include the shareholder’s holding period for the corresponding original shares owned prior to the forward stock split.  The adjusted basis of the New Shares (including the original shares) will be equal to the adjusted basis of a shareholder’s original shares.  Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.  Our beliefs regarding the tax consequence of the forward stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.  This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the forward stock split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

The foregoing summary is included for general information only.  Each shareholder should consult their own tax adviser concerning the particular U.S. federal tax consequences of the forward stock split, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which they may be subject.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this Information Statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Internal Revenue Code; (b) any such discussion has been included by us in furtherance of the forward stock split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

No dissenter’s rights

Under Florida law, shareholders are not entitled to dissenter’s rights of appraisal with respect to the Articles of Amendment.

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How the Articles of Amendment will be enacted

The Articles of Amendment will be filed with the Secretary of State of the State of Florida specifying an effective date for the Articles of Amendment of [ February 27, 2013 ] which is 20 days after this Information Statement was first mailed to our shareholders.

Because our common stock is currently quoted on the OTC Bulletin Board, the forward stock split will require processing by the Financial Industry Regulatory Authority, Inc. (“FINRA”) pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 in order for this action to be recognized in the market for trading purposes.  We expect to receive FINRA’s clearance prior to the effective date of the Articles of Amendment.

As soon as practicable after the effective date of the Articles of Amendment, shareholders on the record date will receive certificates representing the additional shares of common stock issued to the shareholder as a result of the forward stock split.  If, however, for some reason the processing of the forward stock split by FINRA should take more time than we presently anticipate, our Board of Directors reserves the right to delay the effective date of the Articles of Amendment to permit FINRA sufficient time to process the forward stock split.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith.  Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge.  Requests for such documents should be directed to Corporate Secretary, Fansport, Inc., 5020 Woodland Drive, Placerville, CA  95667, telephone (530) 748-7112.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

FANSPORT, INC.

By: /s/ Kristen Cleland

Kristen Cleland, CEO

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APPENDIX A

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

FANSPORT, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act of the State of Florida, the undersigned President of Fansport, Inc., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida (the “Corporation”), bearing document number P11000027078, does hereby certify:

First, that pursuant to the unanimous written consent of the Board of Directors of this Corporation pursuant to Section 607.0821 of the Business Corporation Act, on January 14, 2013 , the Board of Directors approved the following amendment to Article II, Capital Stock, of the Corporation’s Articles of Incorporation, as amended:

ARTICLE IV - CAPITAL STOCK

On the date of effective date of these Articles of Amendment, the Corporation will effect a forward stock split (the “Forward Stock Split”) of its outstanding Common Stock pursuant to which every one (1) issued and outstanding share of the Corporation’s Common Stock, par value $0.0001 (the “Old Common Stock”) shall be reclassified and converted into twenty (20) validly issued, fully paid and non-assessable shares of Common Stock, par value $0.0001 (the “New Common Stock”).  Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, further, that no cash will be paid or distributed as a result of the Forward Stock Split and no fractional shares will be issued.  All fractional shares which would otherwise be required to be issued as a result of the Forward Stock Split will be rounded up to the nearest whole share.

Third, these Articles of Amendment shall be effective on [ February 27, 2013 ].

Fourth, the foregoing amendments were approved and adopted by the written consent of shareholders of the Corporation effective [ February 11, 2013 ] pursuant to the provisions of Section 607.0704 of the Business Corporation Act, which such consenting shareholders had not less than the minimum number of votes that would have been necessary to authorize or take such actions at a meeting at which the holders of all shares entitled to vote thereon were present and voted.

IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment as of February __, 2013 .

/s/ Kristen Cleland

Kristen Cleland, President